UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2004

BARNWELL INDUSTRIES, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE	1-5103	72-0496921

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900, Honolulu, Hawaii	96813

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (808) 531-8400

Item 5.02 Election of Directors.

            On December 3, 2004, the Board of Directors of Barnwell Industries, Inc. elected Kevin Takata as a Director of Barnwell. Currently, Mr. Takata is not serving on any committees. The Board of Directors is now comprised of ten Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNWELL INDUSTRIES INC.
By:	/s/ Russell M. Gifford Russell M. Gifford Executive Vice President and Chief Financial Officer

Dated: January 5, 2005